EXHIBIT 16.01

April 20, 2009

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Commissioners:

We have read the statements made by Bank of the Carolinas Corporation, which we understand will be filed with the Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Bank of the Carolinas Corporation Form 8-K Current Report dated April 17, 2009.

We agree with the statements concerning Dixon Hughes PLLC in such Form 8-K.

Sincerely,

Dixon Hughes PLLC

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